Consent of Independent Public Accountants


     We hereby consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-______) of our reports dated January 26, 1998 on our audits of the financial statements and financial statement schedule of Digital Dictation, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996 included in its Annual Report on Form 10-KSB and to all references to our firm included in this registration statement.


                                             /s/ Hozik & Chanin
                                             ----------------------
                                             Hozik & Chanin